EXHIBIT 99.3

HERCULES LOGO                                          BETZDEARBORN LOGO

                       HERCULES AND BETZDEARBORN TO MERGE,
                  CREATING GLOBAL LEADER IN SPECIALTY CHEMICALS

       COMBINATION OF COMPLEMENTARY PAPER CHEMICALS BUSINESS WILL PROVIDE MOST COMPLETE OFFERING OF PRODUCTS AND SERVICES TO PULP AND PAPER INDUSTRY

   WILL ALSO BE LEADER IN CHEMICAL TREATMENT OF WATER AND INDUSTRIAL PROCESSES

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      WILMINGTON, DE, AND TREVOSE, PA, JULY 30, 1998 - Hercules Incorporated
(NYSE: HPC) and BetzDearborn Inc. (NYSE: BTL) today announced they have signed a definitive merger agreement under which Hercules will acquire all BetzDearborn shares for $72 per share in cash, or a total of approximately $2.4 billion. Hercules will also assume approximately $700 million in BetzDearborn debt.

      The strategic combination of these leading specialty chemicals companies will create a premier paper chemical business with the world's most complete offering of products and services for the pulp and paper industry. In addition, BetzDearborn's leading water and industrial process treatment business will give Hercules another leading franchise in specialty chemicals.

      The new business enterprise, a global specialty chemical company with pro forma combined 1997 revenues of $3.5 billion, will operate under the Hercules name and will be headquartered in Wilmington, Delaware. The water and industrial process treatment businesses, excluding paper process, will continue to operate under the BetzDearborn name.

      The one-step cash merger transaction, which is subject to approval of BetzDearborn shareholders and customary conditions including regulatory approvals, is expected to close in the fourth quarter of 1998. A committed bank credit facility underwritten by NationsBank will be used to finance the acquisition and refinance existing debt. Hercules expects to maintain an investment grade credit rating. It also expects the transaction to be accretive to cash earnings in

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the first year and to reported earnings per share in the second year, with increasing levels of accretion thereafter.

      Although the transaction is driven more by growth opportunities than cost savings, both companies agree they can capture a minimum of $100 million in synergies. Hercules plans to retain BetzDearborn's strong sales and marketing force, and talented employees in all parts of both companies will have significant opportunities for growth and advancement.

      "This transaction is a superb combination of two complementary businesses that will create the world's premier paper chemical business and also give us a new franchise in chemical treatment of water and industrial process systems," said R. Keith Elliott, Hercules chairman and chief executive officer. "On the paper chemical side, BetzDearborn is a world leader in process chemicals with strengths in customer service and support. By combining their expertise with our leading position in functional chemicals and low-cost manufacturing capabilities, we will be better positioned to meet paper manufacturers' growing demand for integrated services and innovative, cost-effective solutions. We share strong technology skills, similar chemistries and a focus on reducing operating costs for customers, which will create new growth opportunities for the combination."

      Elliott added, "Hercules is committed to its shareholders and creating value for them. Growth is a key part of that commitment. Acquisitions can help provide that growth, but require a disciplined approach. Like our recent acquisitions of Citrus Colloids, Houghton's paper chemicals business, and FiberVisions, this transaction meets or exceeds our stated criteria of fitting well with our core franchises, producing significant accretion in both cash earnings and reported earnings, and achieving an internal rate of return that is at least a 50% premium to the cost of capital."

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      William R. Cook, BetzDearborn chairman, president and chief executive officer, said: "This strategic merger is an extraordinarily good business fit for both our companies. We are bringing together the best attributes of BetzDearborn and Hercules to create a powerful new specialty chemicals company with the technology, financial and manufacturing strength to achieve strong growth in today's highly competitive global marketplace. The merger will create value for our shareholders, provide valuable benefits to our customers and provide the vast majority of our highly talented and dedicated employees with significant opportunities for career growth and advancement."

      Hercules will be led by Elliott and Cook as co-CEOs, with Elliott serving as chairman of the board and Cook as vice chairman. Other senior managers of the combined company will be: Vincent J. Corbo, Hercules president and chief operating officer and a director, and George MacKenzie, Jr., Hercules senior vice president and chief financial officer, who will continue in these positions; Dominick W. DiDonna, senior vice president international and general manager of paper technology at Hercules, who will be senior vice president of the combined paper business; and Larry V. Rankin, executive vice president at BetzDearborn and chairman of BetzDearborn Canada, who will be senior vice president of the BetzDearborn water treatment and industrial process business.

      Cook and three other BetzDearborn directors will join the Hercules Board, increasing its size from 10 to 14 members.

      Three teams will develop integration plans for implementation immediately after closing. These integration teams, led by DiDonna for the paper business, Rankin for the water treatment and industrial process business, and MacKenzie for corporate functions, will all report to Corbo, who will spearhead the effort to combine the strengths and resources of both companies.

                                      -3-

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      Warburg Dillon Read is serving as financial advisor to Hercules and J.P.
Morgan is serving as financial advisor to BetzDearborn.

      BetzDearborn, headquartered in Trevose, Pennsylvania, had 1997 sales of $1.3 billion. It is the world's premier supplier of engineered chemical treatment programs for influent water boiler, cooling, wastewater and process systems in industrial, commercial and institutional establishments. The company serves customers in over 90 countries with a global workforce of 6,400 employees, 31 production plans worldwide, five research and development centers and regional centers in North America, Europe, Latin America and Asia Pacific. For more information, visit the BetzDearborn website at www.betzdearborn.com.

      Hercules manufactures chemical specialty products for a variety of markets worldwide. Its businesses include Aqualon, FiberVisions, Food Gums, Paper Technology and Resins. With shareholder value as its guiding focus, the corporation concentrates on value-added high-performance products where it has a market or technology advantage. Hercules, with $1.9 billion in 1997 sales, has approximately 7,000 employees, 49 manufacturing plants, two major research centers and eight applications laboratories. For more information, visit the Hercules website at www.herc.com.

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Contacts:

Hercules

Media:  Clair LaMar Carey (302) 594-6030, ccarey@herc.com
Investors:  Bob Gallant (302) 594-5254, rgallant@herc.com

BetzDearborn

Media:  R. J. Palangio (215) 953-2417
Investors:  W. T. Drury (215) 953-2355

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on reasonable assumptions. Results

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could differ materially depending on such factors as business climate, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, and adverse changes in economic and political climates around the world. As appropriate, additional factors are contained in reports filed with the Securities and Exchange Commission. This paragraph is included to provide safe harbor for forward-looking statements, which are not required to be publicly revised as circumstances change.

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